Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Equity Trust/ING Series Fund, Inc.

We consent to the use of our reports dated July 29, 2009, incorporated herein by reference, on the financial statements of ING Opportunistic LargeCap Fund, a series of ING Equity Trust, and ING Growth and Income Fund, a series of ING Series Fund, Inc., and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

May 5, 2010